Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

ResMed Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in this registration statement.

(signed) KPMG LLP

San Diego, California
Dated:	December 5, 2008